UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018 (February 12, 2018)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)

+352 2469 7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, in April 2017 the Compensation Committee of the Board of Directors (the “Committee”) of Altisource Portfolio Solutions S.A. (the “Company”) established a Long-Term Equity Incentive Program (the “LTIP”) providing for potential equity awards on an annual basis to key executives and employees of the Company, including the Company’s named executive officers, creating long-term incentive opportunities that align performance with the interests of shareholders and assist in retention.
On February 12, 2018, the Committee approved the 2018 service year equity awards under the LTIP and made certain other awards and compensation decisions described below.
The Committee provided for the 2018 LTIP equity awards to be comprised of a mix of performance-based stock options and time-based restricted stock units (“RSUs”). The number of performance-based stock options that vest will be based on the degree of achievement of pre-established goals tied to 2018 adjusted earnings per share (a non-GAAP measure). Depending on performance versus the adjusted earnings per share goals, the performance-based stock options will vest in zero percent (0%) up to two hundred percent (200%) of the initial target levels. Performance-based stock options that are eligible to vest based on the achievement of these performance goals will vest in four equal increments on the first four anniversaries of the grant date, subject to continued employment unless otherwise provided in the applicable award agreement. The RSUs will vest in four equal increments on the first four anniversaries of the grant date and will be settled in shares or, at the Company’s option, cash, subject to continued employment unless otherwise provided in the applicable award agreement.
For the Chief Executive Officer and the Chief Administration and Risk Officer, the size of the awards was determined based on the results of a recent pay study conducted by the Committee’s independent executive compensation consultant, Exequity, LLP, which determined that the overall compensation of these executives was significantly below that of the median of the companies of its peer group, primarily as a result of lower equity compensation. These awards, together with the Company’s anticipated transition to a more regular equity grant practice, are designed to make the overall compensation of these executives more consistent with competitive market practices and support the retention of these executives. Following these awards, the overall compensation for these executives continues to be below the peer group median.
For named executive officers other than the Chief Executive Officer and the Chief Administration and Risk Officer, the Committee also relied on the recent pay study to determine that their equity compensation was generally below the median and that awards consistent with our anticipated regular grant practice were appropriate. The Committee provided for these executives to receive (i) a number of performance-based stock options equal to fifty percent (50%) of such determined award value based on the Black-Scholes option pricing model valuation on the grant date and (ii) a number of RSUs equal to fifty percent (50%) of a determined award value based on the average closing price of Altisource common stock over a period of 30 trading days preceding the grant date.
Based on the foregoing approvals, the 2018 LTIP equity awards were approved for our named executive officers, as follows:

	Performance-Based Stock Options(1)	Time-Based Restricted Share Units
William B. Shepro Chief Executive Officer	100,000	100,000
Kevin J. Wilcox Chief Administration and Risk Officer	50,000	50,000
Michelle D. Esterman Executive Vice President, Finance	8,658	4,957
Joseph A. Davila President, Servicer Solutions	10,823	6,196
Gregory J. Ritts General Counsel	7,421	4,249

(1)
Represents the target amounts of performance-based options granted. Each executive will vest in zero percent (0%) up to two hundred percent (200%) of the target amount based on pre-determined performance levels. The exercise price for the stock options is $24.82, the closing price of our common stock on the February 12, 2018 grant date.

In addition, in accordance with his employment agreement, on February 12, 2018, Indroneel Chatterjee, our Chief Financial Officer, received a grant of 22,186 restricted shares of Altisource common stock with an award value of $540,000. The terms of the award are substantially consistent with the RSU awards made to other executives including four year vesting.

On February 12, 2018, the Committee also took the following additional actions:

•
Adopted a new payout methodology for compensation earned pursuant to the Company’s annual incentive plan. The Company anticipates that, commencing with incentive compensation earned under this plan for the 2018 service year (payable in 2019), earned compensation (that, for prior service years, was paid in all cash) will be paid in a combination of cash and RSUs, based on allocation elections made by participating employees, subject to certain parameters including a minimum of twenty-five percent (25%) of the annual incentive in RSUs for service year 2018 and an anticipated minimum of thirty-five percent (35%) for the 2019 service year. RSUs received for performance under the annual incentive plan for the 2018 service year will vest in two equal increments on the first two anniversaries of the grant date and, in subsequent years, it is anticipated that RSUs earned under the annual incentive plan will vest in three equal increments on the first three anniversaries of the grant date.

•
Approved a program for a one-time additional equity award to executive officers and other key employees, upon attainment of the Company’s 2018 target adjusted earnings per share.  Awards in the form of time-based RSUs with a value that will typically be equal to approximately twenty percent (20%) of the employee’s 2018 earned incentive compensation. The time-based RSUs will be granted upon the determination by the Committee of achievement by the Company of target adjusted earnings per share and the employee’s achievement of a designated level of personal scorecard performance for the 2018 service year. The achievement determination is expected to occur in the first quarter of 2019.  RSUs issued pursuant to this program will vest in two equal increments on the first two anniversaries of the grant date.

The above actions were taken by the Committee to simplify our long-term incentive design, better align with market practice, support the retention of our executives and more closely align executive compensation with shareholder interests.
Equity awards approved on February 12, 2018, and equity awards that may be made in the future pursuant to the foregoing, were approved, and will be issued, pursuant to the Company’s 2009 Equity Incentive Plan (the “2009 Plan”) and, except as noted above, have, and will have, terms substantially consistent with the terms applicable to previously granted performance-based stock options and time-based restricted shares under the 2009 Plan.
The foregoing description of the equity awards does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the award agreements to be entered into with each of our named executive officers, forms of which will be filed as exhibits to our quarterly report on Form 10-Q for the first quarter of 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: February 16, 2018

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration and Risk Officer